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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 27, 2003, except for Note 17, which is as of March 4, 2003, relating to the consolidated financial statements and financial statement schedule of Atmel Corporation, which appear in Atmel Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 12, 2003